Exhibit 99.1

NeOnc Technologies’ Subsidiary, NeuroMENA, Signs Master Services Agreement with M42’s IROS and

Expands Board of Directors

CALABASAS, Calif. and ABU DHABI, United Arab Emirates – NeOnc Technologies Holdings, Inc. (NTHI) (“NeOnc” or the “Company”), a multi-Phase 2 clinical-stage biopharmaceutical company pioneering therapies for central nervous system (CNS) cancers, has announced two major strategic developments that solidify its expansion into the Middle East. Its wholly owned subsidiary, NuroMENA Holdings Ltd., has signed a Master Services Agreement (MSA) with Insights Research Organization and Solutions (IROS), a UAE-based contract research organization, part of the M42 group – a global health company powered by Artificial Intelligence (AI), technology and genomics.

In a concurrent strategic move, NeOnc is expanding the NuroMENA Board of Directors, appointing key partners from Quazar Investment to drive regional governance and growth.

The MSA with IROS provides NuroMENA with access to a world-class health ecosystem to accelerate the clinical development of NeOnc’s innovative cancer therapies. This partnership with an M42 entity represents a powerful validation of NeOnc’s scientific platform and anchors its clinical trial operations within one of the world’s most advanced healthcare infrastructures.

To guide this new phase of growth, the NuroMENA board will be expanded to include two new members: Waleed K. Al Ali, the CEO of Quazar Investment, and the Chairman of Quazar Investment. They will serve alongside current NuroMENA directors Amir Heshmatpour, Dr. Ishwar K. Puri and Bader Al Monawer, creating a formidable leadership team to oversee the company’s regional strategy.

“Signing an agreement with IROS, an entity backed by a global force like M42, is a transformative event,” said Amir Heshmatpour, Executive Chairman and President of NeOnc Technologies. “This MSA provides the elite infrastructure needed to fast-track our clinical trials. By simultaneously installing a powerful board with our partners at Quazar, we are establishing a premier foundation for both operational excellence and strategic leadership in the Middle East. Together, these actions will dramatically accelerate our mission to bring novel cancer treatments to patients.”

Commenting on the agreement, Islam Eltantawy, General Manager at IROS, said: “At IROS, we are proud to provide the platform, infrastructure and expertise that enable companies like NeOnc to accelerate the development of breakthrough cancer therapies. Through Abu Dhabi’s world-class health ecosystem that is fully aligned with international standards, we are able to conduct clinical trials with exceptional speed, quality and integrity. This partnership reflects our shared commitment to advancing research that brings new hope to patients and positions Abu Dhabi as a global hub for clinical excellence and innovation in oncology.”

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About IROS

IROS, part of the M42 group, a global tech-enabled health powerhouse, is a pioneering UAE-based Clinical Research Organization (CRO) dedicated to advancing excellence in clinical research and real-world evidence. Its mission is to leverage cutting-edge technologies to innovate in health and drive breakthroughs in clinical research. By conducting high-quality research and achieving groundbreaking insights, IROS aims to improve patients’ lives and shape the health landscape.

IROS’ comprehensive offerings spans all therapeutic domains, positioning it as a leader in regional medical research. With a team of high-caliber experts committed to precision, IROS offers both full-service solutions and tailored services to meet the unique needs of its partners. The organization continually integrates the latest technologies and techniques to drive innovation and excellence.

For more information, please visit, https://iros.ai/

About M42

M42 is a global health champion powered by artificial intelligence (AI), technology and genomics to advance innovation in health for people and the planet. Headquartered in Abu Dhabi, M42 combines its specialized, state-of-the-art facilities with integrated health solutions like genomics and biobanks, and harnesses advanced technologies to deliver precise, preventive and predictive care, to impactfully disrupt traditional healthcare models and positively impact lives globally.

Established in 2023, following the coming together of G42 Healthcare and Mubadala Health, M42 has more than 480 facilities in 26 countries and over 20,000 employees. M42 includes renowned healthcare providers including Cleveland Clinic Abu Dhabi, Danat Al Emarat, Diaverum, Imperial College London Diabetes Centre, Sheikh Sultan bin Zayed Hospital, and Moorfields Eye Hospital Abu Dhabi. As well as operating the Emirati Genome Programme, M42 runs Abu Dhabi BioBank and Abu Dhabi Health Data Services (ADHDS), a global tech-enabled healthcare company operating Malaffi.

About NuroMENA Holdings Ltd.

NuroMENA is a UAE-based subsidiary of NeOnc Technologies Holdings, Inc., established as part of the UAE structure to oversee regional clinical operations, partnerships, and innovation in the Middle East and North Africa. Upon closing of the $50 million investment and execution of the change of control, NuroMENA will be majority-controlled by Quazar Investment, with joint governance oversight and strategic alignment between NeOnc and Quazar to assist accelerating breakthrough CNS therapies across the region. NuroMENA was officially incorporated under ADGM on August 6, 2025.

ABOUT NEONC TECHNOLOGIES HOLDINGS, INC.

NeOnc Technologies Holdings, Inc. is a clinical-stage life sciences company focused on the development and commercialization of central nervous system therapeutics that are designed to address the persistent challenges in overcoming the blood-brain barrier. The company’s NEO™ drug development platform has produced a portfolio of novel drug candidates and delivery methods with patent protections extending to 2038. These proprietary chemotherapy agents have demonstrated positive effects in laboratory tests on various types of cancers and in clinical trials treating malignant gliomas. NeOnc’s NEO100™ and NEO212™therapeutics are in Phase II human clinical trials and are advancing under FDA Fast-Track and Investigational New Drug (IND) status. The company has exclusively licensed an extensive worldwide patent portfolio from the University of Southern California consisting of issued patents and pending applications related to NEO100, NEO212, and other products from the NeOnc patent family for multiple uses, including oncological and neurological conditions.

For more about NeOnc and its pioneering technology, visit neonc.com.

Important Cautions Regarding Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “intend,” “expect,” “plan,” “budget,” “forecast,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “evaluating,” or similar words. Statements that contain these words should be read carefully, as they discuss our future expectations, projections of future results of operations or financial condition, or other forward-looking information.

Examples of forward-looking statements include, among others, statements regarding whether a definitive agreement will be reached with Quazar. These statements reflect our current expectations based on information available at this time, but future events may differ materially from those anticipated.

The “Risk Factors” section of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, along with other cautionary language in that report or in our subsequent filings, outlines important risks and uncertainties. These may cause our actual results to differ materially from the forward-looking statements herein, including but not limited to the failure to finalize the agreement with Quazar, modifications to its terms, or alternative uses of proceeds.

We assume no obligation to revise or update any forward-looking statements, whether as a result of new information, future developments, or otherwise, except as required by applicable securities laws and regulations.

“NEO100” and NEO “212” are registered trademarks of NeOnc Technologies Holdings, Inc.

Company Contact:
info@neonc.com

Investor Contact:
James Carbonara
Hayden IR
(646)-755-7412
James@haydenir.com

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